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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported) June 19, 2002
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                    Wells Real Estate Investment Trust, Inc.
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             (Exact name of Wells REIT as specified in its charter)


                                    Maryland
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                 (State or other jurisdiction of incorporation)


        0-25739                                      58-2328421
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 (Commission File Number)                 (IRS Employer Identification No.)


          6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092
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               (Address of principal executive offices) (Zip Code)


Wells REIT's telephone number, including area code   (770) 449-7800
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          (Former name or former address, if changed since last report)

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Item 5.     Other Events

         On or about May 10, 2002, Wells Real Estate Investment Trust, Inc. ("Wells REIT") mailed to its stockholders the proxy statement ("Proxy Statement") along with the annual report and notice of annual meeting of stockholders to be held June 26, 2002 ("Stockholders' Meeting").

         Proposal 3 requested stockholder approval of certain amendments to our Articles of Incorporation to bring them into conformity with industry practices, which included a proposed amendment that would have eliminated a prohibition against the Wells REIT making or investing in mortgage loans as the sole purpose of the transaction.

        In light of concerns raised by regulated institutional pension fund investors who may be adversely affected by the potential passage of Proposal 3, on June 19, 2002, the Board of Directors of the Wells REIT determined that the passage of Proposal 3 was not in the best interests of the Wells REIT and its stockholders and approved a resolution removing Proposal 3 from the Proxy Statement and the agenda of the Stockholders' Meeting. As of the date hereof, Proposal 3 had not received the requisite vote of stockholders for approval.

Item 7.     Financial Statements, Pro Forma Financial Statements and Exhibits

(c)      Exhibits.   The following exhibit is filed with this Current Report:

         Number      Description
         ------      -----------

         99.1 Letter to Stockholders dated June 19, 2002 announcing the removal of Proposal 3 from the Proxy Statement.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Wells REIT has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WELLS REAL ESTATE INVESTMENT
                                        TRUST, INC.


                                         By:  /s/ Leo F. Wells, III
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                                            Leo F. Wells, III
                                            President

Date:  June 19, 2002


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